                   SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                            DW HIGH YIELD SECURITIES
                           30 day Yield as of 8/31/95




                               6
YIELD = 2{ [ ((a-b)/c * d) + 1]  -1}



WHERE:     a = Dividends and interest earned during the period

           b = Expenses accrued for the period

           c = The average daily number of shares outstanding during the period that were entitled to receive dividends

           d = The maximum offering price per share on the last day of the period


                                                                 6
YIELD = 2{ [(( 4,501,488.22-419,943.69)/67,294,141.638*7.1051)+1]  -1}

    =      10.464852%

FINAL DATE:              31-Aug-95


               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                        DEAN WITTER HIGH YIELD SECURITIES

(A)  AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)


                    -                             -
                    |         --------------------|
FORMULA:            |         |                   |
          T    =    |    /\ n |        ERV        | -1
                    |      \  |        ---        |
                    |       \ |         P         |
                    |        \|                   |
                    -                             -


          T   = AVERAGE ANNUAL COMPOUND RETURN
          n   = NUMBER OF YEARS
          ERV = ENDING REDEEMABLE VALUE
          P   = INITIAL INVESTMENT


                                                            (A)
 $1,000        ERV AS OF      AGGREGATE         NUMBER OF   AVERAGE ANNUAL
INVESTED-P     31-Aug-95      TOTAL RETURN      YEARS-n     COMPOUND RETURN-T
----------     ---------      ------------      ---------   -----------------
31-Aug-94      $1,056.20          5.62%                 1          5.82%
31-Aug-90      $1,851.80         85.18%                 5         13.12%
31-Aug-85      $1,924.10         92.41%                10          6.76%


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)


                    -                             -
                    |         --------------------|
FORMULA:            |         |                   |
          t    =    |    /\ n |         EV        | -1
                    |      \  |        ---        |
                    |       \ |         P         |
                    |        \|                   |
                    -                             -


                          EV
          TR =           ----      -1
                          P

          t   = AVERAGE ANNUAL COMPOUND RETURN
                (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
          n   = NUMBER OF YEARS
          EV  = ENDING VALUE
                (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
          P   = INITIAL INVESTMENT
          TR  = TOTAL RETURN
                (NO DEDUCTION FOR APPLICABLE SALES CHARGE)



                              (C)                           (B)
 $1,000        EV AS OF       TOTAL             NUMBER OF   AVERAGE ANNUAL
INVESTED-P     31-Aug-95      RETURN - TR       YEARS-n     COMPOUND RETURN-t
----------     ---------      ------------      ---------   -----------------
31-Aug-94      $1,119.80         11.98%                 1         11.98%
31-Aug-90      $1,959.60         95.96%                 5         14.40%
31-Aug-85      $2,036.10        103.61%                10          7.37%


(E)  GROWTH OF $10,000*
(F)  GROWTH OF $50,000*
(G)  GROWTH OF $100,000*

FORMULA:  G  = (TR+1)*P
          G  = GROWTH OF INITIAL INVESTMENT
          P  = INITIAL INVESTMENT
          TR = TOTAL RETURN SINCE INCEPTION

* SINCE INCEPTION:  ORIGINAL VALUE $9,450, $47,675 & $96,750 ADJUSTED FOR 5.5%,
                    4.25% AND 3.25% SALES CHARGES, RESPECTIVELY.


               TOTAL          GROWTH OF                GROWTH OF                GROWTH OF
INVESTED-P     RETURN-TR      $10,000 INVESTMENT-E     $50,000 INVESTMENT-F     $100,000 INVESTMENT-G
----------     ---------      --------------------     --------------------     ---------------------

29-Sep-79       332.16              $40,839                  $208,897                  $418,115
